Exhibit 32.2

                                  CERTIFICATION

I, Timothy B. Murphy, certify that this report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Investors Capital Holdings, Ltd.

Date: August 14, 2006

By: /s/ Timothy B. Murphy
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Timothy B. Murphy, President,
Treasurer, Chief Financial Officer and Director
(principal financial officer)